UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
February 16, 2012

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

On February 16, 2012, Westinghouse Solar, Inc. issued a press release in connection with its execution of a letter of intent to pursue a business combination with CBD Energy Limited, a diversified renewable energy company based in Sydney, Australia. Although the key terms of the letter of intent are non-binding and subject to change, the letter of intent includes binding provisions for the parties to negotiate toward a definitive agreement and breakup fees payable to CBD under certain circumstances. Subject to satisfactory completion of due diligence, the companies are targeting execution of definitive documents in early March 2012, and targeting a third quarter closing date, subject to shareholder approvals and other customary conditions.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 16, 2012 announcing Letter of Intent for Merger with CBD Energy Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 16, 2012

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated February 16, 2012 announcing Letter of Intent for Merger with CBD Energy Limited.